Registration No. 333 - _________

As filed with the Securities and Exchange Commission on August 1, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEC PHARMA LTD.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or Organization)	Identification No.)

12 Hartom Street

Har Hotzvim, Jerusalem 9777512, Israel

(+972) (2) 586-4657

(Address of principal executive offices)

Intec Pharma Ltd. 2015 Equity Incentive Plan

(Full title of the plan)

Vcorp Agent Services, Inc.

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

(888) 528-2677

(845) 818-3588 (facsimile)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Shachar Hadar, Adv.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

One Azrieli Center, Round Building

Tel Aviv 67021, Israel

+972 (3) 607-4479

+972 (3) 607-4566 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, no par value	700,000	(1)	$5.06	(2)	$3,542,000	(2)	$356.68

(1) This registration statement on Form S-8 (this “Registration Statement”) covers 700,000 ordinary shares, no par value (the “Shares”) of Intec Pharma Ltd. (the “Registrant” or "Company"), which may be issued under the Registrant's 2015 Equity Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Ordinary Shares.

(2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per ordinary share is $5.06, which represents the average of the high and low prices per share of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on July 28, 2016.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8

EXPLANATORY NOTE

This Registration Statement registers an additional 700,000 Shares of the Company, which may be issued under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-209700) relating to the Plan, filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2016, are incorporated herein by reference except for Items 3 and 8 of the Company's Registration Statement, which are included in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on March 14, 2016;

(b)	The description of the Company’s Ordinary Shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37521), filed with the Commission on July 27, 2015; and

(c)	The Company's Reports on Form 6-K furnished to the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 17, 2016, March 25, 2016, April 14, 2016, April 21, 2016, June 6, 2016 and June 30, 2016.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 1st day of August, 2016.

INTEC PAHRMA LTD.

By:	/S/ Zeev Weiss
Name: Zeev Weiss
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Zeev Weiss and Nir Sassi, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 1st day of August, 2016.

Signature	Title

/S/ John W. Kozarich	Chairman of the Board of Directors
John W. Kozarich

/S/ Zeev Weiss	Chief Executive Officer (principal executive officer)
Zeev Weiss

/S/ Nir Sassi	Financial Executive Officer (principal financial and accounting officer)
Nir Sassi

/S/ Gil Bianco	Director
Gil Bianco

/S/ Zvika Joseph	Director
Zvika Joseph

/S/ Hila Karah	Director
Hila Karah

/S/ Issac Silberman	Director
Issac Silberman

/S/ Giora Carni	Director
Giora Carni

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Intec Pharma Ltd. has signed this Registration Statement on this 1st day of August, 2016.

VCORP AGENT SERVICES, INC.

By:	/S/ Laura Curtin
Name: Laura Curtin
Title: Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

5.1*	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. as to the legality of the securities being registered.

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), independent registered public accounting firm, a member firm of PricewaterhouseCoopers International Limited.

23.2*	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Intec Pharma Ltd. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-8 (File No. 333-204836), filed with the Commission on February 25, 2016).

* Filed herewith.